Exhibit 99.1

MEDQUIST ANNOUNCES

PRELIMINARY, PARTIAL AND UNAUDITED FINANCIAL RESULTS

MT. LAUREL, N.J., August 19, 2005 /PRNewswire-FirstCall via COMTEX/ — MedQuist Inc. (Pink Sheets: MEDQ.PK) announced today certain preliminary, partial and unaudited financial results.   Once the Company completes the financial assessment and review of its billing practices disclosed in the Company’s previous filings with the SEC, the Company expects that an independent registered public accounting firm will review and/or audit the Company’s financial statements, as appropriate. While, at this time, the Company cannot estimate the total costs of (i) the billing review, (ii) defense of the class action matters, (iii) the SEC investigation, and (iv) compliance with the Department of Justice investigation, all of which have been previously disclosed in either the Company’s filings with the SEC or the Company’s press releases, the costs incurred to date by the Company in connection with the foregoing have been included in the results set forth below.  Because the completion of the billing review and resolution of the litigation and governmental investigatory matters are pending, the Company is not certain whether any changes to the accounting treatment of any component of its consolidated financial statements will be required and, if any changes are necessary, whether any such changes would have a material impact on its consolidated financial statements.  Accordingly, the financial information set forth below is preliminary, unaudited, and subject to change based on the completion of the financial assessment and review of the Company’s billing practices and the completion of the review and/or audit of its financial statements, as appropriate.

The information set forth below is derived from the Company’s internal books and records.  The Company cautions investors not to place undue reliance on the information presented below.  As a result of the developments described above and in the Company’s previous SEC filings, the Company’s financial statements have not been audited or reviewed by an independent registered accounting firm.  The information contained in this press release also has not been audited or reviewed by an independent registered accounting firm.  Such information is not a substitute for the information required to be reported in the Company’s Forms 10-K and Forms 10-Q that have not yet been filed.  There can be no assurance that the results of the billing review, and resolution of the litigation and governmental investigatory matters will not have a material adverse effect on the Company’s revenue, results of operations and financial condition.

MedQuist Inc. – Preliminary and Unaudited Financial Information (in millions)

	Years Ended
	12/31/2002	12/31/2003	12/31/2004

Revenue (1)	$486	$490	$456

Operating income (1)	71	61	23

Cash (3)	103	162	196

Debt (3)	<0.1	<0.1	<0.1

	Quarters Ended
	12/31/2003	3/31/2004	6/30/2004	9/30/2004	12/31/2004	3/31/2005	6/30/2005

Revenue (2)	$121	$118	$114	$113	$112	$108	$106

Operating income (2)	13	13	7	6	(3)	(2)	(6)

Cash (3)	162	180	183	192	196	199	198

Debt (3)	<0.1	<0.1	<0.1	<0.1	<0.1	<0.1	—

Notes:

(1)                                  Information presented for the twelve months ended

(2)                                  Information presented for the three months ended

(3)                                  Information presented as of the date

Twelve months ended December 31, 2003

Revenues:

Preliminary, unaudited results indicate that the Company’s revenue increased from approximately $486 million for the twelve months ended December 31, 2002 to approximately $490 million for the comparable 2003 period. The increase was largely the result of twelve months of Lanier operations being reflected in 2003 results as compared to six months of Lanier operations being reflected in 2002 results, as the acquisition of Lanier Healthcare LLC took place on July 1, 2002, largely offset by transcription service volume declines as well as declining pricing from both new and existing transcription clients.

Operating Income:

Preliminary, unaudited results indicate that operating income declined from approximately $71 million, for the twelve months ended December 31, 2002 to approximately $61 million for the comparable 2003 period.  The decline in operating income is largely the result of transcription service volume and rate declines, partially offset by the result of twelve months of Lanier operations being reflected in 2003 results as compared to six months of Lanier operations being reflected in 2002 results, as the acquisition of Lanier Healthcare LLC took place on July 1, 2002.

Balance Sheet Highlights:

At December 31, 2003 the Company had $162 million in cash and cash equivalents.  At December 31, 2003, the Company had less than$100 thousand in total debt.  Other than minimal exercises of stock options, there were no additional issuances of capital stock or other securities for the twelve month period ended December 31, 2003.

Twelve months ended December 31, 2004

Revenues:

Preliminary, unaudited results indicate that the Company’s revenue decreased from approximately $490 million for the twelve months ended December 31, 2003 to approximately $456 million for the comparable 2004 period. The decline in revenues includes the impact of decreasing transcription service volume from existing and lost clients, partially offset by new clients, as well as the impact of pricing declines  attributable to a competitive pricing environment. Additionally, the Company has recognized declines in revenue from its front-end speech recognition products as it transitioned from TalkStation to SpeechQ for Radiology.

Operating Income:

Preliminary, unaudited results indicate that operating income declined from approximately $61 million, for the twelve months ended December 31, 2003 to approximately $23 million for the comparable 2004 period.  The decline in operating income includes: 1) the impact of approximately $11 million in costs incurred in 2004 related to the ongoing billing investigation and associated litigation, 2) approximately $4 million in costs associated with separation and replacement of the Company’s management team, including members at the executive level and 3) approximately $3 million associated with the write-off of intangible assets associated with products no longer being offered. In addition, the base business, as described above in the Revenues section, experienced a decline in transcription service volume from existing and lost clients and a decline in transcription service rates charged to customers.  The impact of the revenue decline was partially offset by several cost saving initiatives including reductions in telecommunications costs, office consolidations and associated staff reductions.

Balance Sheet Highlights:

At December 31, 2004 the Company had $196 million in cash and cash equivalents.  At December 31, 2004, the Company had less than $100 thousand in total debt. Other than minimal exercises of stock options, there were no additional issuances of capital stock or other securities for the twelve month period ended December 31, 2004.

Six Months ended June 30, 2005

Revenues:

Preliminary, unaudited results indicate that the Company’s revenue decreased from approximately $232 million for the six months ended June 30, 2004 to approximately $213 million for the comparable 2005 period.  The decline in revenues includes the impact of the result of reductions in contracted transcription service rates from existing clients, further affected by new transcription business service volume replacing lost transcription service volume at a lower average price.  Management expects these pricing pressures to continue and for revenue in the second half of 2005 to decline from first half levels.

Operating Income:

Preliminary, unaudited results indicate that operating income declined from approximately $20 million for the six months ended June 30, 2004 to an operating loss of approximately $8 million for the comparable 2005 period.  Operating income includes 1) approximately $16 million in costs incurred in 2005 related to the ongoing billing investigation and associated litigation, which represents an increase of approximately $11 million over similar costs incurred for the comparable time period in 2004 and 2) approximately $3 million in costs associated with separation and replacement of the Company’s management team, including members at the executive level, which represents and increase of  approximately $2 million over similar costs incurred for the comparable time period in 2004.  In addition, the base business, as described above in the Revenues section experienced a decline in transcription service rates charged to customers.  The impact of the revenue decline was partially offset by several cost saving initiatives including reductions in telecommunications costs, office consolidations and associated staff reductions.  The Company continues to strive for improved profitability through service and technology enhancement initiatives, along with other cost reductions.

Three months ended June 30, 2005

Revenues:

Preliminary, unaudited results indicate that the Company’s revenue decreased from approximately $114 million for the three months ended June 30, 2004 to approximately $106 million for the comparable 2005 period. The decline in revenues includes the impact of the result of reductions in contracted transcription service rates from existing clients, further affected by new transcription business service volume replacing lost transcription service volume at a lower average price.  As noted above, management expects these pricing pressures to continue and for revenue in the second half of 2005 to decline from first half levels.

Operating Income:

Preliminary results indicate that operating income declined from approximately $7 million for the three months ended June 30, 2004 to an operating loss of approximately $6 million for the comparable 2005 period.  Operating income includes 1) approximately $9.5 million in costs incurred in 2005 related to the ongoing billing investigation and associated litigation, which represents an increase of approximately $5.5 million over similar costs incurred for the comparable time period in 2004 and 2) $1 million in  costs associated with separation and replacement of the Company’s management team, including members at the executive level.  In addition, the base business, as described above in the Revenues section experienced a decline in transcription service rates charged to customers.  The impact of the revenue decline was partially offset by several cost saving initiatives including reductions in telecommunications costs, office consolidations and associated staff reductions.  The Company continues to strive for improved profitability through service and technology enhancement initiatives, along with other cost reductions.

Balance Sheet Highlights:

At June 30, 2005, the Company had $198 million in cash and cash equivalents and no debt. There were no additional issuances of capital stock or other securities for the six month period ended June 30, 2005.

About MedQuist:

MedQuist, a member of the Philips Group of Companies, is a leading provider of electronic medical transcription, health information and document management products and services. MedQuist provides document workflow management, digital dictation, speech recognition, mobile dictation devices, Web-based transcription, electronic signature, medical coding products and outsourcing services.

Disclosure Regarding Forward-Looking Statements:

Some of the statements in this Press Release constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. The forward-looking statements contained in this Press Release include, without limitation, statements about the Company’s results of operations and financial condition. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events of the Company’s future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  The Company’s actual results may differ from the forward-looking statements for many reasons, including any direct or indirect impact of the matters disclosed in the Form 12b-25 filed by the Company on August 19, 2005 on the Company’s operating results or financial condition; any continuation of pricing pressures and declining billing rates; difficulties relating to the implementation of management changes throughout the Company; and the outcome of pending and future legal and regulatory proceedings and investigations.

SOURCE:	MedQuist Inc. Web site: http://www.medquist.com

CONTACT:	Craig Martin Feinstein Kean Healthcare Phone: 617.761.6729 Email: craig.martin@fkhealth.com